Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	Chief Executive Officer	Executive Vice President and
	(972) 364-8111	Chief Financial Officer
(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS FIRST QUARTER RESULTS

ADDISON, Texas, May 3, 2004 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the first quarter ended March 31, 2004. For the quarter, the Company reported revenue of $271,893,000 and Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $39,004,000. This represented an increase of 8% in revenue and 14% in Adjusted EBITDA as compared to the $252,151,000 in revenue and $34,165,000 in Adjusted EBITDA reported for the first quarter of 2003. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Operating income for the quarter grew 27% to $28,832,000 from $22,772,000 in the year-earlier period. Net income for the first quarter increased 19% to $8,173,000 from $6,873,000 in the first quarter of 2003.

“We’ve begun 2004 with strong results,” said Daniel Thomas, Concentra’s Chief Executive Officer. “Our Health Services division performed particularly well during the first quarter. The positive patient visit trends we began to see last year have increased to even stronger levels in recent months. During the quarter, we achieved an 8.8% same center visit growth rate which compares to 0.7% during the first quarter of last year. We believe these trends are a result of the renewed national employment trends as well as a reflection of the excellent efforts of our sales and account management teams. These strong visit trends contributed to growth of 13% in revenue and 33% in gross profit for our Health Services segment during the quarter. We also achieved significant increases in the revenue of our Network Services segment. While we believe the growth in Network Services may moderate somewhat in coming quarters, we were pleased to have achieved an increase of 18% in revenue and 17% in gross profit, reflecting the benefits of higher comparative group health and worker’s compensation bill review volumes.

“As our financial results also show, we continue to experience declines in the revenue and contribution from our Care Management segment,” said Thomas. “We feel these declines are due in part to the inherent lag that occurs between the date of injury and the point at which longer-term disability cases are referred for case management and independent medical exams. As nationwide employment continues to increase, we believe there will be a rebound in the demand for these later-stage workers’ compensation services. Additionally, through a continued focus on expense management and performance improvement initiatives, we’ve been able to minimize the impact of this segment of our business on our results as a whole.”

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Concentra Reports First Quarter Results

May 3, 2004

Concentra completed the first quarter of 2004 with $33,130,000 in cash and investments and had no borrowings outstanding under its $100 million revolving credit facility. The Company also reported a reduction in its days sales outstanding (“DSO”) to 60 days at March 31, 2004, from 62 days as of March 31, 2003.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to over 123,000 employer locations and 3,500 insurance companies, health plans and third party administrators nationwide.

A public, listen-only simulcast of Concentra’s first quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (May 4, 2004) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through June 4, 2004.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Reports First Quarter Results

May 3, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,
	2004	2003
REVENUE:
Health Services	$134,257	$118,521
Network Services	73,013	61,730
Care Management Services	64,623	71,900

Total revenue	271,893	252,151

COST OF SERVICES:
Health Services	111,493	101,373
Network Services	41,552	34,767
Care Management Services	57,128	63,666

Total cost of services	210,173	199,806

Total gross profit	61,720	52,345

General and administrative expenses	32,038	28,538
Amortization of intangibles	850	1,035

Operating income	28,832	22,772

Interest expense, net	13,919	14,544
Gain on fair value of hedging arrangements	—	(2,187)
Other, net	821	647

Income before income taxes	14,092	9,768
Provision for income taxes	5,919	2,895

Net income	$8,173	$6,873

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Concentra Reports First Quarter Results

May 3, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,130	$42,621
Accounts receivable, net	180,201	170,444
Prepaid expenses and other current assets	32,821	40,084

Total current assets	246,152	253,149

PROPERTY AND EQUIPMENT, NET	115,165	120,101

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	483,007	483,773

OTHER ASSETS	18,089	17,969

	$862,413	$874,992

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	3,380	4,841
Accounts payable and accrued expenses	107,232	130,881

Total current liabilities	110,612	135,722

LONG-TERM DEBT, NET	653,600	654,393

DEFERRED INCOME TAXES AND OTHER LIABILITIES	45,638	40,867

STOCKHOLDER’S EQUITY	52,563	44,010

	$862,413	$874,992

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Concentra Reports First Quarter Results

May 3, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year to Date March 31,
	2004	2003
OPERATING ACTIVITIES:
Net income	$8,173	$6,873
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	10,328	11,194
Amortization of intangibles	850	1,035
Write-off of fixed assets	109	(258)
Gain on change in fair value of hedging arrangements	—	(2,187)
Changes in assets and liabilities:
Accounts receivable, net	(9,757)	(7,012)
Prepaid expenses and other assets	7,198	(2,741)
Accounts payable and accrued expenses	(18,563)	(7,552)

Net cash used in operating activities	(1,662)	(648)

INVESTING ACTIVITIES:
Purchases of property, equipment and other assets	(5,332)	(7,154)

Net cash used in investing activities	(5,332)	(7,154)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facility	—	—
Payment of deferred financing costs	(55)	—
Proceeds from the issuance of debt	—	1,500
Repayments of debt	(2,360)	(2,490)
Distributions to minority interests	(132)	(1,114)
Contribution from the issuance of common stock by parent	50	242

Net cash used in financing activities	(2,497)	(1,862)

NET DECREASE IN CASH	(9,491)	(9,664)
CASH, BEGINNING OF PERIOD	42,621	19,002

CASH, END OF PERIOD	$33,130	$9,338

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Concentra Reports First Quarter Results

May 3, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2004	2003
Net income	$8,173	$6,873

Provision for income taxes	5,919	2,895
Interest expense, net	13,919	14,544
Depreciation expense	10,328	11,194
Amortization of intangibles	850	1,035

EBITDA	39,189	36,541

Gain on fair value of hedging arrangements	—	(2,187)
Minority share of depreciation, amortization and interest	(185)	(189)

Adjusted EBITDA	$39,004	$34,165

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 13% senior subordinated notes and 9.5% senior subordinated notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been prepared in accordance with the requirements of the indenture that relates to its 13% senior subordinated notes and 9.5% senior subordinated notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Reports First Quarter Results

May 3, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended March 31,
	2004	2003
Health centers at period end	250	245
Total visits to health centers	1,371,875	1,221,375

Same-center performance [a]:
Injury-related visits %	48.7%	51.0%
Visits per business day growth	8.8%	0.7%
Revenue per visit growth	-1.5%	4.4%
Revenue per business day growth	7.1%	5.1%
Revenue (in thousands) [b]	$117,630	$108,071

Current 2004 full-year performance guidance:

All guidance is subject to immediate change and no public update or notice. All amounts are approximate.

Revenue:	5% to 7% growth over the prior year.
Adjusted EBITDA [c]:	Mid $160 million range.
Operating Cash Flow:	Low $80 million range.
Capital Expenditures:	Mid $30 million range.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years that have not been consolidated into existing centers.
[c]	Please refer to the discussion on Page 6 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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